Exhibit 3.1



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                               The State of Texas
                               SECRETARY OF STATE


         IT IS HEREBY CERTIFIED that the attached is a true and correct copy of the following described document on file in this office:

                          HCI ACQUISITION 1998-2, INC.
                                FILE NO. 1500610


ARTICLES OF AMENDMENT                                           OCTOBER 20, 2000











[SEAL OF                            IN TESTIMONY WHEREOF, I have hereunto signed
SECRETARY OF                        my  name   officially   and   caused  to  be
STATE OF TEXAS]                     impressed  hereon  the  Seal of  State at my
                                    office in Austin, Texas on October 23, 2000



                                            /s/ Elton Bomer
                                    --------------------------------------------
                                                Elton Bomer
                                            Secretary of State




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                              ARTICLES OF AMENDMENT
                                       OF
                          HCI ACQUISITION 1998-2, INC.


         Pursuant to the provisions of Article 4.14 of the Texas Business Corporation Act (the "Act"), the undersigned corporation certifies the following articles of amendment adopted for the purpose of effecting an amendment to its Articles of Incorporation in accordance with the applicable provisions of the Act.

                  1. The name of the corporation subject to the Plan of Reorganization (as hereinafter defined) is HCI Acquisition 1998-2, Inc. ("HCI").

                  2. The test of the amendment to Article IV of the Articles of Incorporation as authorized by Sections 8.01 through 8.03 of the Plan of Reorganization is as follows: "The Corporation is authorized to issue 1,000,000 shares of common stock, par value $.001 per share."

                  3. The Plan of Reorganization, as modified, was confirmed by the Court (as hereinafter defined) on September 27, 2000.

                  4. The Plan of Reorganization of HCI (the "Plan of Reorganization") was originally filed on August 21, 2000 as a Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code styled as In Re: Hospitality Companies, Inc., Case No. 00-30768-BJH-11 in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court") and was subsequently amended on August 22, 2000 and modified on September 15, 2000.

                  5. The Court had jurisdiction of the case under federal statute.


Dated:  October 20, 2000                 HCI ACQUISITION 1998-2, INC.


                                         By:   /s/ Timothy P. Halter
                                            ------------------------------------
                                            Timothy P. Halter, President